Exhibit 24.2

November 15, 2024

I, Efie Vainikos, am Vice President, Secretary and Director of Discover Funding LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on October 28, 2024 and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Efie Vainikos
Name: Efie Vainikos
Title: Vice President, Secretary and Director

I, Li Ma, as President, Chief Executive Officer and Director of the Company, certify that Efie Vainikos is the duly elected and qualified Vice President, Secretary and Director of the Company and that the signature above is her signature.

EXECUTED as of November 15, 2024

/s/ Li Ma
Name: Li Ma
Title: President, Chief Executive Officer and Director

RESOLVED, that each of the Chief Executive Officer and President, the Chief Financial Officer and Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company (each, an “Authorized Officer”, and collectively, the “Authorized Officers”) is hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an unspecified amount of asset-backed securities (the “Securities”) directly or indirectly secured by credit card receivables and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form SF-3, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing; and

RESOLVED FURTHER, that the Board of Directors hereby approves the use of the Pay-As-You-Go Program for the upcoming shelf registration statement, as authorized by the SEC, and directs the Company’s officers and legal counsel to take the necessary actions to implement such program, including filing the Registration Statement and ensuring timely payment of registration fees as securities are sold under the terms of the Pay-As-You-Go Program; and

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the Board and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement; and

RESOLVED FURTHER, that any Authorized Officer of the Company is hereby authorized and empowered, for and on behalf of the Company, to execute and deliver, to file, and to perform under, all documents, instruments, agreements and certificates related to or contemplated by the Registration Statement, each such document, instrument, agreement and certificate being in a form acceptable to such Authorized Officer, and the approval thereof by the Board of Directors being conclusively evidenced by such Authorized Officer’s execution thereof; and

RESOLVED FURTHER, that the Secretary or any other officer of the Company be and hereby is authorized to certify a copy of these resolutions and the names and signatures of some or all of the Company’s officers; and

RESOLVED FURTHER, that the President of the Company shall be deemed to be the “principal executive officer” of the Company within the meaning of Instruction 1 to Part II of Form SF-3 and the Treasurer of the Company shall be deemed to be the “principal financial officer” and “principal accounting officer” of the Company within the meaning of Instruction 1 to Part II of Form SF-3; and

RESOLVED FURTHER, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the Authorized Officers are hereby authorized and empowered, for and on behalf of the Company, to do and perform such other acts and things and to make, deliver, file and record such other agreements, instruments, certificates and documents, including any related filings pursuant to securities laws, and to pay such fees, costs and expenses, as may in their judgment be necessary or appropriate to carry out and comply with, or evidence compliance with, the terms, conditions and provisions of these resolutions, the documents referenced herein, and such other agreements, documents and instruments as may be delivered by the Company in connection therewith; and

RESOLVED FURTHER, that all of the acts performed or to be performed, and the agreements, facilities, instruments, documents, schedules and certificates negotiated, executed, delivered or performed or to be negotiated, executed, delivered or performed, by any of the above-referenced officers of the Company, and their agents and representatives, for and on behalf of the Company, in connection with the Registration Statement, or the actions described or referred to in these resolutions, whether heretofore or hereafter done or performed, which are in conformity with the intent and purposes of these resolutions, shall be, and the same hereby are, ratified, confirmed and approved in all respects.